EXHIBIT 99.1

Ceragenix and Pediapharm Enter Into Distribution and Supply Agreement for EpiCeram®

Pediapharm to Register, Market and Sell in Canada.

Denver, CO and Montreal, QC  —  February 25, 2009 — Ceragenix Pharmaceuticals, Inc.(“Ceragenix”) (OTCBB:CGXP), a medical device company focused on infectious disease and dermatology today announced that it has entered into an exclusive distribution and supply agreement (the “Agreement”) with Pediapharm Inc. (“Pediapharm”), to commercialize EpiCeram®, a prescription topical cream for treating atopic dermatitis and other dry skin conditions, in Canada (the “Territory”). The Agreement grants Pediapharm exclusivity in the Territory for the distribution and marketing of EpiCeram® while Ceragenix will be responsible for the manufacturing and supply of the product. Pediapharm is also responsible for obtaining regulatory clearance to market EpiCeram® in the Territory. Financial terms were not disclosed.  Steven Porter Chairman and Chief Executive Officer of Ceragenix said, “We are delighted to enter the Canadian market with Pediapharm. We believe that their focus on the pediatric market is a very good strategic fit for EpiCeram®.”

Mr. Sylvain Chrétien, President and CEO of Pediapharm said, “From a strategic standpoint, EpiCeram® fits perfectly with our company’s mission which is to bring the best, novel innovative treatment to all Canadian pediatric stakeholders.  We are pleased to combine the outstanding medical device development expertise of Ceragenix to Pediapharm’s own expertise in marketing and sales. With an exceptional safety profile, EpiCeram’s® demonstrated efficacy in helping the skin repair its moisture barrier will benefit patients suffering from atopic dermatitis and related illnesses. This market segment of dermatology has a lot of unmet needs and is substantial in size”.  Mr. Chrétien concluded that “We are currently in the process of preparing the regulatory dossier for filing with Health Canada and hope to launch the product later this year.”

Dr. Benoît Hébert, Pediapharm’s Vice President Business Development & Licensing added that “this transaction further strengthens our company’s position as a key partner in commercializing innovative pediatric products in Canada. Our business model centered on partnerships with innovators, in contrast to those with traditional R&D strategies, allows us to rapidly bring products of significant value to Canadian patients while helping our partners maximize the potential of their investments in R&D.”

About EpiCeram®

EpiCeram® is a topical cream that utilizes Ceragenix’s Barrier Repair Technology. In April 2006, the FDA provided clearance to market EpiCeram® to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis (eczema), irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. All of these conditions are associated with a deficient skin barrier function.

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a medical device company focused on infectious disease and dermatology. The Company has two base technology platforms; Ceragenins™ for treatment of infectious disease and Barrier Repair for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenin™ compounds are active against a broad range of gram positive and negative bacteria. We have used our Ceragenin™ technology to formulate Cerashield™ antimicrobial coatings for medical devices. All Ceragenin™ and Cerashield™ products are currently in the developmental stage. Ceragenix’s patented Barrier Repair technology, invented by Dr. Peter Elias, is the platform for the development of EpiCeram® which is currently being marketed by Promius Pharmaceuticals (a wholly owned subsidiary of Dr. Reddy’s Laboratories) in the United States under an exclusive supply and distribution agreement. For additional information on Ceragenix, please visit www.ceragenix.com.

About Pediapharm

Pediapharm is the first and only Canadian pharmaceutical company to focus exclusively on the pediatric pharmaceutical market. Pediapharm leverages its commercial expertise in pediatrics by partnering with companies that develop innovative products and wish to launch those products in Canada. In addition, Pediapharm is maximizing the potential of its Canadian partners by implementing an export strategy through its International Business Unit. Whenever possible, partnered products are offered for international distribution in selected markets through our growing network of commercial partners. Pediapharm is headquartered in Montreal, Quebec and is in the process of registering and/or launching four innovative pediatric products. Through its strong network of key opinion leaders, Pediapharm is optimally positioned to identify and meet unmet medical needs in diseases affecting children. For additional information on Pediapharm, please visit www.pedia-pharm.com.

FORWARD LOOKING STATEMENTS FOR CERAGENIX.

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities including completing development of its Ceragenin™ technology; the ability of the Company to meet its obligations under the supply and distribution agreement with Dr. Reddy’s Laboratories including having sufficient working capital to fulfill purchase orders within the timeframes required by the agreement; the ability of the Company to service its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”); successful clinical trials of the Company’s planned products including the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the Company to commercialize its planned products; the ability of the Company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, general economic conditions in the United States and elsewhere, and the Company’s ability to hire, manage and retain qualified personnel.   The aforementioned factors do represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular important factors that could cause actual results to differ materially from our forward-looking statements including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this press release may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to be filed in 2009. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Ceragenix Pharmaceuticals, Inc.
Steven Porter, +1-720-946-6440
Chairman and CEO
And
Pediapharm Inc.
Sylvain Chrétien, +1-514-762-2626
President and CEO